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                                                                  Exhibit 5.3

                  [REINHART BOERNER VAN DEUREN S.C. LETTERHEAD]

                                  May 14, 2003


United Industries Corporation
and each of the Guarantors
of the Series D Notes identified below
2150 Schuetz Drive
St. Louis, Missouri 63146

    Re:  Registration Statement on Form S-4, Registration No. 333-104911
         ---------------------------------------------------------------

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special Wisconsin legal counsel to WPC Brands, Inc., a Wisconsin corporation, (the "Guarantor"), in connection with the Guarantor's proposed guarantee (the "Guarantee"), along with the other guarantors under the Indenture (as defined below), of $235,000,000 in aggregate principal amount of 9 7/8% Series D Senior Subordinated Notes due 2009 (the "Series D Notes"). The Series D notes are to be issued by United Industries Corporation, a Delaware corporation (the "Issuer"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-104911), originally filed with the Securities and Exchange Commission (the "Commission") on May 1, 2003, under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement." The Series D Notes and the Guarantee are to be issued pursuant to the Indenture (as supplemented, the "Indenture"), dated as of March 27, 2003, among the Issuer, the Guarantor, U.S. Bank National Association and others.

         In arriving at the opinions expressed herein, among other things, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Guarantor, certificates of officers of the Guarantor, certificates of public officials and other documents which we have deemed necessary as a basis for the opinions hereinafter expressed, including without limitation, a Certificate of vice presidents of the Guarantor as to certain factual matters as to which we rely in giving our opinion.


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United Industries Corporation
and each of the Guarantors
of the Series D Notes identified below
May 14, 2003
Page 2


         In rendering this opinion we have, with your permission, assumed, without investigation, verification or inquiry that:

         (a) There are no judgments, decrees or orders that impair or limit the ability of Guarantor to enter into, execute and deliver, and perform, observe and be bound by the Indenture or the Guarantee or the transactions contemplated therein; all material terms and conditions of the relevant transactions applicable to are correctly and completely reflected in the Indenture, the Guarantee and the Registration Statement;

         (b) All information required to be disclosed in connection with any consent or approval by Guarantor's Board of Directors (or any committee thereof) and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed; and

         (c) The Guarantor is not a railroad, public utility, or a transmitting utility; is not a corporation or cooperative formed to furnish water, heat, power, telegraph or telecommunications services or signals by electricity; is not engaged in the business of transporting or transmitting gas, gasoline, oils, motor fuels or other fuels by means of pipelines; and is not engaged in generating and furnishing gas for lighting or fuel or both, supplying water for domestic or public use or for power or manufacturing purposes, or generating, transforming, transmitting or furnishing electric current for light, heat or power, or generating and furnishing steam or supplying hot water for heat, power or manufacturing purposes.

         Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

                  1. The Guarantor is a corporation validly existing under the laws of the State of Wisconsin and, based solely on a certificate from the Department of Financial Institutions for the State of Wisconsin, has filed with that department all annual reports required to be filed by Section 180.1622 of the Wisconsin Business Corporation Law (the "WBCL"), and has not filed articles of dissolution under Section 180.1403 of the WBCL.

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United Industries Corporation
and each of the Guarantors
of the Series D Notes identified below
May 14, 2003
Page 3

                  2. The Guarantor has the requisite corporate power and authority to execute and deliver the Indenture and the Guarantee and to perform its obligations thereunder.

                  3. The execution and delivery of the Indenture and the Guarantee by the Guarantor, and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action, and none of them conflicts with Guarantor's articles of incorporation, or bylaws or any provision of the laws of the State of Wisconsin applicable to Guarantor or require the consent of any Wisconsin governmental or regulatory authority or agency.

         The foregoing opinions are subject to the following additional assumptions and qualifications:

         A. Other than the certificates identified in our opinions regarding the corporate status of the Guarantor, we have not examined the records of any party or any court or any public, quasi-public, private or other office in any jurisdiction, or the files of our firm, and our opinions are subject to matters that an examination of such records would reveal.

         B. Furthermore, our opinions expressed in paragraph 3 do not cover or otherwise address any law or legal issue which is identified in the attached SCHEDULE A.

         The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply and we express no opinion herein as to the laws of any other jurisdiction. In this regard, we note as stated above that the Indenture and the Guarantee contain provisions to the effect that the laws of jurisdictions other than Wisconsin are intended to be governing. For the purposes of our opinions herein, except as otherwise specifically provided herein, we have assumed, without any independent investigation, that the laws of all jurisdictions that may govern the Indenture and the Guarantee are identical in all relevant respects to the laws of the State of Wisconsin. These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may

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United Industries Corporation
and each of the Guarantors
of the Series D Notes identified below
May 14, 2003
Page 4

hereafter occur, or to inform the addressee(s) of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. Except as expressly set forth herein, this opinion is being provided solely in connection with the filing of the Registration Statement, and is being rendered solely for the benefit of the addressees hereof, except that Kirkland & Ellis may rely upon this opinion to the same extent as if it were an addressee hereof. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority, except as specifically consented to above. We assume no obligation to revise or supplement this opinion should the present laws of the State of Wisconsin be changed by legislative action, judicial decision or otherwise.


                                         Very truly yours,

                                         REINHART BOERNER VAN DEUREN s.c.

                                         BY       /s/ Thomas A. Myers

                                                  Thomas A. Myers


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                                   SCHEDULE A
                          EXCLUDED LAW AND LEGAL ISSUES

In addition to the limitations and exclusions otherwise set forth in our Opinion, none of the opinions or advice set forth in our Opinion covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

         1. The securities laws and regulations of the State of Wisconsin, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

         2. Any pension and employee benefit laws and regulations;

         3. Compliance with fiduciary duty requirements;

         4. The statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level (e.g. airport authorities)) and judicial decisions to the extent that they deal with any of the foregoing

         5. We do not express any opinion as to liens which may be imposed upon the property or assets of the Guarantor under the terms of any agreement, instrument or document to which Guarantor may be a party.

We have not undertaken any research for purposes of determining whether Guarantor or any of the transactions contemplated in the Registration Statement are subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable.